Exhibit 99.1
PHOENIX TECHNOLOGIES LTD.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands)

	As of March 31, 2010
		Pro Forma
	As reported	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$25,324	$9,800	(b)	$35,124
Accounts receivable, net of allowances	4,381	—		4,381
Other assets — current	1,247	—		1,247
Assets held for sale	6,456	(57)	(d)	6,399

Total current assets	37,408	9,743		47,151

Property and equipment, net	3,046	—		3,046
Purchased technology and Intangible assets, net	2,615	—		2,615
Goodwill	17,414	—		17,414
Other assets — noncurrent	882	2,000	(c)	2,882

Total assets	$61,365	$11,743		$73,108

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,058	—		$1,058
Accrued compensation and related liabilities	3,044	—		3,044
Deferred revenue — current	14,504	—		14,504
Income taxes payable — current	1,047	—		1,047
Accrued restructuring charges — current	349	—		349
Other liabilities — current	2,813	1,325	(e)	4,138
Liabilities related to assets held for sale	2,479	—		2,479

Total current liabilities	25,294	1,325		26,619

Accrued restructuring charges — noncurrent	38	—		38
Deferred revenue — noncurrent	1,090	—		1,090
Income taxes payable — noncurrent	9,196	—		9,196
Other liabilities — noncurrent	2,881	—		2,881

Total liabilities	38,499	1,325		39,824

Stockholders’ equity:
Preferred stock	—	—		—
Common stock	36	—		36
Additional paid-in capital	258,487	—		258,487
Accumulated deficit	(142,868)	10,418	(f)	(132,450)
Accumulated other comprehensive loss	(663)	—		(663)
Less: Cost of treasury stock	(92,126)	—		(92,126)

Total stockholders’ equity	22,866	10,418		33,284

Total liabilities and stockholders’ equity	$61,365	$11,743		$73,108

See accompanying notes to unaudited pro forma condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Six months ended March 31, 2010
		Pro Forma
	As reported	Adjustments		Pro Forma
Revenues:
License fees	$25,451	$(980)	(a)	$24,471
Subscription fees	8	(1)	(a)	7
Service fees	4,018	—		4,018

Total revenues	29,477	(981)		28,496

Cost of revenues:
License fees	158	(75)	(a)	83
Subscription fees	20	(13)	(a)	7
Service fees	3,497	—		3,497
Amortization of purchased intangible assets	663	(17)	(a)	646

Total cost of revenues	4,338	(105)		4,233

Gross margin	25,139	(876)		24,263

Operating expenses:
Research and development	16,121	(5,529)	(a)	10,592
Sales and marketing	7,973	(1,744)	(a)	6,229
General and administrative	7,222	(888)	(a)	6,334
Restructuring and asset impairment	1,236	(189)	(a)	1,047

Total operating expenses	32,552	(8,350)		24,202

Operating (loss) income	(7,413)	7,474		61

Interest and other income, net	107	—		107

(Loss) Income before income taxes	(7,306)	7,474		168

Income tax (benefit) expense	(6,058)	3,046	(g)	(3,012)

Income (loss) from continuing operations	$(1,248)	$4,428		$3,180

Earnings (loss) per share:
Basic	$(0.04)			$0.09
Diluted	$(0.04)			$0.09

Shares used in earnings (loss) per share calculation:
Basic	35,027			35,027
Diluted	35,027			35,037
See accompanying notes to unaudited pro forma condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Year ended September 30, 2009
		Pro Forma
	As reported (h)	Adjustments		Pro Forma
Revenues:
License fees	$55,821	$(70)	(a)	$55,751
Subscription fees	3,007	(1)	(a)	3,006
Service fees	8,869	—		8,869

Total revenues	67,697	(71)		67,626

Cost of revenues:
License fees	568	(50)	(a)	518
Subscription fees	1,380	(11)	(a)	1,369
Service fees	7,695	—		7,695
Amortization of purchased intangible assets	2,921	(26)	(a)	2,895
Impairment of purchased intangible assets	11,894	—		11,894

Total cost of revenues	24,458	(87)		24,371

Gross margin	43,239	16		43,255

Operating expenses:
Research and development	39,609	(9,492)	(a)	30,117
Sales and marketing	19,659	(3,464)	(a)	16,195
General and administrative	20,352	(561)	(a)	19,791
Restructuring and asset impairment	1,846	(141)	(a)	1,705
Impairment of goodwill	32,934	—		32,934

Total operating expenses	114,400	(13,658)		100,742

Operating loss	(71,161)	13,674		(57,487)

Interest and other expenses, net	(46)	—		(46)

Loss before income taxes	(71,207)	13,674		(57,533)

Income tax (benefit) expense	4,065	5,572	(g)	9,637

Net loss	$(75,272)	$8,102		$(67,170)

Loss per share:
Basic and diluted loss per share	$(2.50)			$(2.23)

Shares used in loss per share calculation:
Basic and diluted	30,084			30,084
See accompanying notes to unaudited pro forma condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1 – Description of Transaction
     On June 4, 2010, Phoenix Technologies Ltd. (the “Company”), entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Hewlett-Packard Company (“HP”) for the sale of the Company’s rights, title and interests in the assets related to HyperSpace®, HyperCore® and Phoenix Flip™ (the “Sold Assets”). On June 15, 2010, the Company and HP completed such sale (the “Asset Sale”). Pursuant to the Asset Purchase Agreement, as amended, HP paid $12.0 million as cash consideration for the Purchased Assets, of which the Company received approximately $9.8 million at closing, after deducting certain fees and expenses relating to the transaction, and the remaining $2.0 million (the “Escrow Amount”) was deposited into an escrow account, which will be managed and paid pursuant to the terms of the Asset Purchase Agreement and the escrow agreement.
2 – Pro Forma Adjustments
     The accompanying unaudited pro forma condensed consolidated financial statements are prepared to reflect the effect of the Asset Sale on the Company’s historical results of operations and financial position as described in Item 2.01 of this Current Report. The unaudited pro forma condensed consolidated statement of operations for the six months ended March 31, 2010 and the year ended September 30, 2009 presents the Company’s results of operations and financial information as if the Asset Sale had occurred on October 1, 2008. The unaudited pro forma condensed consolidated balance sheet gives effect to the Asset Sale as if the transaction had occurred on March 31, 2010. The unaudited pro forma condensed consolidated statements of operations are based on the assumptions and adjustments described in the notes below and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition. These unaudited pro forma condensed consolidated financial statements include no assumptions regarding the use of proceeds from the Sold Assets, which are presented as additional cash on the unaudited pro forma condensed consolidated balance sheet. Accordingly, the actual effect of the sale, due to this and other factors, could differ from the pro forma adjustments presented herein.
     The pro forma adjustments presented herein are based on estimates and certain information that is currently available and may change as additional information becomes available. The unaudited pro forma condensed consolidated financial statements have been presented for informational purposes only and are not necessarily indicative of the results of operations or the financial position that would have been achieved had the Asset Sale been completed at the beginning of or as of the periods presented, nor are they indicative of the future results of operations or future financial position of the Company. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended September 30, 2009, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the period ended March 31, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the six months ended March 31, 2010. The adjustments are described below and are set forth in the “Pro Forma Adjustments” column.

The pro forma adjustments are as follows:
(a)	These adjustments are recorded to eliminate the revenues and operating expenses that the Company believes are directly attributable to the Sold Assets and will not continue after completion of the transaction.
(b)	To record the cash consideration received from HP, net of the Escrow Amount and net of transaction costs paid directly by HP.
(c)	To record the portion of cash consideration received in escrow for the Escrow Amount.
(d)	To eliminate the assets sold to HP that were classified as Asset held for sale as of March 31, 2010.
(e)	To accrue for estimated transaction costs incurred in connection with the divestiture.
(f)	To record the preliminary gain on the sale of the assets related to HyperSpace, HyperCore and Phoenix Flip as if the transaction had been consummated as of March 31, 2010.

Proceeds from sale	$12,000
Assets sold	(57)
Estimated transaction costs (including that paid directly by HP)	(1,525)

Pro forma gain on sale	$10,418

(g)	An income tax benefit has been provided relating to the pretax loss from the HyperSpace®, HyperCore® and Phoenix Flip™ operations of the Company for the year ended September 30, 2009 and for the six months ended March 31, 2010. These adjustments are based on the Company’s statutory rate. This treatment is for purposes of reporting the disposal in accordance with Article 11 of Regulation S-X, however the ultimate treatment in the Company’s historical financial statements to be included in its Annual Report on Form 10-K for the year ending September 30, 2010 will not provide for such treatment as these operations are not presented as discontinued operations.
(h)	During the quarter and six months ended March 31, 2010, the Company classified revenues and expenses related to its eSupport disposal group as discontinued operations. For the purpose of preparing accompanying unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2009 in accordance with Article 11 of Regulation S-X, the Company did not reclassify the operating results of eSupport disposal group into discontinued operations. However, the ultimate presentation of the Company’s historical financial statements for the year ended September 30, 2009 to be included in its Annual Report on Form 10-K for the year ending September 30, 2010 will not provide for such presentation as the operations of eSupport disposal group will be required to be presented as discontinued operations.